EXHIBIT 21

                        SUBSIDIARIES OF THE COMPANY

     The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly-owned, directly or indirectly, by the Company. Except as noted, such subsidiaries do business under their corporate names.

     Aire Sellado, S.A. de C.V.         Mexico
     Danco (NZ) Limited***              New Zealand
     E.T. Bygg AS                       Norway
     Noja Inmobiliaria, S.A. de C.V.    Mexico
     Norlepak Oy                        Finland
     Omni Supply Inc.**                 North Carolina
     PolyMask Corporation*              Delaware
     Polypride, Inc.                    Delaware
     Sealed Air Australia Pty. Limited  Queensland, Australia
     Sealed Air Brasil Ltda.            Brazil
     Sealed Air B.V.                    Netherlands
     Sealed Air (Canada) Inc.           Ontario, Canada
     Sealed Air Espana, S.A.            Spain
     Sealed Air (Far East) Limited      Hong Kong
     Sealed Air (FPD) Limited           England
     Sealed Air GmbH                    Germany
     Sealed Air Japan Limited           Nevada
     Sealed Air (Korea) Limited         Korea
     Sealed Air Limited                 England
     Sealed Air (Malaysia) Sdn. Bhd.    Malaysia
     Sealed Air N.V.                    Belgium
     Sealed Air (NZ) Limited            New Zealand
     Sealed Air Norge AS                Norway
     Sealed Air Oy                      Finland
     Sealed Air Packaging (Shanghai)    China
        Co. Ltd.
     Sealed Air S.A.**                  France
     Sealed Air (Singapore) Pte.        Singapore
        Limited
     Sealed Air S.p.A.                  Italy
     Sealed Air Svenska AB              Sweden
     Sealed Air Systems S.A.            France
     Sealed Air Taiwan Limited          Taiwan
     Sealed Air Thailand Limited        Thailand
     Sealed Air Trucking, Inc.          Delaware
     Trigon Packaging Systems (NZ)      New Zealand
        Limited****
     Trigon/Viskase Pty. Limited*       Queensland, Australia

*The Company directly or indirectly owns 50% of the outstanding shares. **The Company directly or indirectly owns a majority of the outstanding shares.
***Does business as Sealed Air (New Zealand) Packaging Products Division. ****Does business as Sealed Air (New Zealand) Food Packaging Division.

     Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1996.